UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

THE WALT DISNEY COMPANY
Walt Disney Co
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on May 3, 2019, The Walt Disney Company (“Disney”), Fox Cable Networks, LLC (“FCN”), a Delaware limited liability company and a wholly owned subsidiary of Disney, and Diamond Sports Group, LLC (“Buyer”), a Delaware limited liability company and a wholly owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), entered into an Equity Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Disney and FCN agreed to sell FCN’s interests in Fox Sports Net, LLC (“FSN”) to Buyer for a purchase price equal to $9.6 billion in cash, subject to adjustments as set forth in the Purchase Agreement (the “FSN Sale”).

On August 23, 2019 (the “Closing Date”), upon the terms and conditions set forth in the Purchase Agreement, the FSN Sale was completed. In connection with the Purchase Agreement, certain additional agreements were entered into on the Closing Date, including, among others, (i) a transition services agreement pursuant to which Disney will provide certain transition services to the regional sports networks and (ii) agreements for the licensing of intellectual property used in the operation of the regional sports networks.

FSN and its subsidiaries operate the regional sports networks Fox Sports Arizona, Fox Sports Detroit, Fox Sports Florida, Fox Sports Sun, Fox Sports North, Fox Sports Wisconsin, Fox Sports Ohio, SportsTime Ohio, Fox Sports South, Fox Sports Carolina, Fox Sports Tennessee, Fox Sports Southeast, Fox Sports Southwest, Fox Sports Oklahoma, Fox Sports New Orleans, Fox Sports Midwest, Fox Sports Kansas City, Fox Sports Indiana, Fox Sports San Diego, Fox Sports West and Prime Ticket. FSN and its subsidiaries also operate the network Fox College Sports.

Disney acquired FSN and the regional sports networks on March 20, 2019 when it consummated the transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018 (the “Acquisition Agreement”), among Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”), TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Legacy Disney”), Disney, WDC Merger Enterprises I, Inc. and WDC Merger Enterprises II, Inc., pursuant to which, among other things, (i) WDC Merger Enterprises I, Inc. merged with and into Legacy Disney, with Legacy Disney surviving such merger as a wholly owned subsidiary of Disney and (ii) WDC Merger Enterprises II, Inc. merged with and into 21CF, with 21CF surviving such merger as a wholly owned subsidiary of Disney (the “Acquisition”). As a result of the transactions contemplated by the Acquisition Agreement, among other things, Disney became the ultimate parent of Legacy Disney, 21CF and their respective subsidiaries.

The consummation of the FSN Sale, together with the separate sale of Disney’s interests in the YES Network, which was consummated on August 29, 2019, resulted in the divestment of all of the regional sports networks acquired by Disney as a result of the Acquisition, as required by the Proposed Final Judgment filed in United States v. The Walt Disney Company and Twenty-First Century Fox, Inc. in the Southern District of New York, Case No. 1:18-cv-05800 on June 27, 2018.

The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, which was attached as Exhibit 2.1 to Disney’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2019, and is incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Disney, Buyer or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Disney’s public disclosures.

Item 8.01.	Other Events.

On August 23, 2019, Disney and Sinclair issued a press release announcing the consummation of the FSN Sale, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. On August 29, 2019, Disney issued a press release announcing the consummation of the sale of Disney’s interests in the YES Network, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of income of Disney, after giving pro forma effect to the Acquisition (including the consolidation of Hulu LLC as a result of gaining control), the FSN Sale, the sale of Disney’s interests in the YES Network, and the planned divestiture of the Brazil and Mexico sports media operations, is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

Assuming the FSN Sale and the sale of Disney’s interests in the YES Network (collectively the “RSNs”) had been completed as of June 29, 2019, the pro forma effect of the dispositions on the Condensed Consolidated Balance Sheet would have been an increase to cash and cash equivalents of $11.7 billion, a decrease to current assets other than cash of $1.8 billion, a decrease to noncurrent assets of $13.3 billion, a net increase to current liabilities of $1.7 billion, which includes an increase to income taxes payable of $2.0 billion, a decrease to noncurrent liabilities of $4.4 billion, and a decrease to noncontrolling interest of $0.7 billion. The results of the operations of RSNs have been included in discontinued operations in the Condensed Consolidated Statements of Income since the Acquisition.

This information should be read in conjunction with the historical financial statements and notes of Disney included in the Quarterly Report on Form 10-Q for the period ended June 29, 2019 and in the Annual Report on Form 10-K for the fiscal year ended September 29, 2018.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1
Equity Purchase Agreement, dated as of May 3, 2019, among The Walt Disney Company, Fox Cable Networks, LLC and Diamond Sports Group, LLC (incorporated by reference to Exhibit 2.1 to The Walt Disney Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2019).*

99.1	Press Release, dated August 23, 2019, issued by The Walt Disney Company and Sinclair Broadcast Group, Inc.
99.2	Press Release, dated August 29, 2019, issued by The Walt Disney Company.
99.3
The unaudited pro forma condensed combined statement of income of The Walt Disney Company for the twelve months ended September 29, 2018 and the unaudited pro forma condensed combined statement of income for the nine months ended June 29, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By:	/s/ Brent A. Woodford
	Name:	Brent A. Woodford
	Title:	Executive Vice President, Controllership, Financial Planning and Tax

Date:  August 29, 2019